UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

Strategic Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32223 (Commission File Number)	33-1082757 (IRS Employer Identification No.)

200 West Madison Street, Suite 1700
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the Put Option Exercise (as defined below), the borrowers under the $225 million mortgage loan (the “Mortgage Loan”) secured by the JW Marriott Essex House Hotel (the “Hotel”) became 100% owned by certain indirect subsidiaries of Strategic Hotels & Resorts, Inc. (the “Company”). The Mortgage Loan bears interest at a rate of LIBOR plus 2.95% per annum and matures in January 2020 assuming all extension options are exercised. The information contained in “Item 3.02 – Unregistered Sales of Equity Securities” of this Current Report on Form 8-K is incorporated herein by reference.
 Item 3.02    Unregistered Sales of Equity Securities.
As previously disclosed, on September 14, 2012, in connection with the closing of the acquisition of the Hotel, the Company established a joint venture arrangement (the “Joint Venture”) with affiliates of KSL Capital Partners, LLC (collectively, the “Joint Venture Partners”) to fund the equity portion of the acquisition of the Hotel. Pursuant to the agreements establishing the Joint Venture (the “Joint Venture Agreements”), among other things, (i) the Company owned 51% of the Joint Venture and served as the managing member and the asset manager of the Hotel and (ii) at any time prior to September 14, 2015, the Joint Venture Partners had the right to exchange their respective interests in the Joint Venture for shares (the “Exchange Shares”), of the Company’s common stock in accordance with the terms of the Joint Venture Agreements (the “Put Option”) at an exchange rate per Exchange Share of the greater of (a) $7.50 and (b) the 20 day volume-weighted average price per share of the Company’s common stock as of the date the Joint Venture Partners exercised the Put Option.
On July 24, 2015, the Joint Venture Partners exercised the Put Option (the “Put Option Exercise”). In connection with the Put Option Exercise and in accordance with the terms of the Joint Venture Agreements, among other things, (i) the Company will issue an aggregate of 6,595,449 Exchange Shares to the Joint Venture Partners and (ii) the Joint Venture will terminate. The issuance of the 6,595,449 Exchange Shares in connection with the Put Option Exercise will be made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 7.01    Regulation FD Disclosure.
A copy of the press release announcing, among other things, the Put Option Exercise is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated July 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

July 30, 2015	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 29, 2015